Synthesis Energy Systems Launches ‘Capital-Lite’ Approach for

Commercialization of its Patented Gasification Technology

Focus on Technology and Equipment Sales for Global Growth in Market Verticals and

Partnering for its China Business

HOUSTON, June 10, 2013 – With the start-up of the Company’s Yima Joint Venture gasification project in China underway, combined with several years of successful operating and technical experience gained from its first project in Shandong, China, Synthesis Energy Systems, Inc. (NASDAQ: SYMX) ("SES") will now turn to accelerating the commercialization of its patented technology through industry partnerships and collaborations instead of direct SES investment into large scale gasification plants.

This ‘capital-lite’ approach is designed to take full advantage of the capabilities of SES’ important gasification technology and build shareholder value through partnering with established and well-capitalized companies that have existing businesses in key market verticals and with the financial and personnel resources to deliver technology and equipment solutions into multiple projects on a global scale.

“We have now developed two commercial-scale plants in China where we have demonstrated the robustness, flexibility and scalability of our clean energy gasification technology on a wide variety of coals from all over the world,” said Robert Rigdon, president and CEO, SES. “As a consequence, today we are fielding a growing number of inquiries from global industry technology leaders as well as manufacturing companies and project developers in key markets including power generation, steel, chemicals, transportation fuels, fertilizers, waste management and natural gas production. Based on our past accomplishments, we believe we are now well positioned for meaningful deployment of our technology product into these opportunities which will drive the Company’s future financial growth without large capital investments by SES.

“Our business model focuses on delivering financial results through selling our technology product. This product is a package of equipment, technology and engineering along with technical and operational services, which is provided into individual projects within market segment-based business verticals. During the second half of 2013, we anticipate initial cash inflows related to further refinement of the commercial and technical approach required to provide our technology product in conjunction with partners who operate within the market verticals now under evaluation. We currently anticipate each SES technology and equipment package sold into an individual project has the potential to yield revenues ranging from $30 million to $100 million, depending upon project size and complexity, with attractive margins to SES. Payments to SES for our technology and equipment packages are normally expected to be based upon project development and completion milestones that are achieved across the typical 24 to 30 month construction periods. We anticipate building a year-over-year stream of orders and revenues related to sales of our technology product into the targeted market verticals. Because our technology is now fully demonstrated through our past project investments in China, we can now focus upon creating shareholder value faster and with more earnings potential for SES than if we continued to invest capital to build, own and operate individual gasification plants.”

Mr. Rigdon continued, “In addition, in China we intend to secure a strategic partner for our China business where together we can fully benefit from our existing project investments and our pipeline of opportunities there. We believe the Zaozhuang Joint Venture plant will continue to provide important technology demonstration capability for SES and its customers, and we intend to maintain our relationship with Yima through which future plant expansions at the current site may use our technology and equipment package. We believe China offers significant growth opportunity, especially for our technology, due to our ability to use a very wide range of low cost feedstocks including low grade coals, coal wastes, biomass and municipal wastes. Also, our lower capital requirements, improved process efficiencies and low water consumption have the potential to make the SES gasification technology a preferred technology of choice for helping China meet its future clean energy needs.

“As a result of our accomplishments, current set of opportunities and our focus on delivering technology solutions that require little capital investment on our behalf, SES no longer intends to pursue very large dilutive transactions such as the share purchase agreement with ZJX/China Energy and we have recently informed ZJX/China Energy of our intentions. Over the past several months, ZJX/China Energy has done a large amount of work assisting us with developing opportunities for SES in China. ZJX/China Energy has expressed its understanding and support for our position, and its intent to be part of the future of SES’ China business,” added Mr. Rigdon.

Chairman Feng of China Energy, stated, “China Energy fully supports SES in this new strategic direction, both domestically in China and internationally, and looks forward to working with SES in China and assisting in developing and participating in a China focused strategic partnership. We believe the SES gasification technology should play an important strategic role in the growth of China’s clean energy needs. We have already been promoting SES gasification technology’s application into the China central government’s approved large SNG projects utilizing low quality coals and promoting SES with some large state-owned energy companies as well as some government authorities, and we are cooperating and assisting SES and companies in China to deploy this important technology into these projects.”

About Synthesis Energy Systems

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of the operations of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ joint venture, its ability to obtain the necessary approvals and permits for future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners, and its ability to develop its marketing arrangement with GE and its other business verticals for power, steel and renewables. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

kevin.kelly@synthesisenergy.com

MBS Value Partners, LLC (SES Investor Relations)

Matthew D. Haines

Managing Director

(212) 710-9686

matt.haines@mbsvalue.com

Feintuch Communications (SES Public Relations)

Richard Anderson

Senior Managing Director

(718) 986-1596

ses@feintuchpr.com